UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2015

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 15, 2015, Invesco Mortgage Capital Inc. (the "Company") entered into a second amendment, effective July 1, 2015, to the management agreement by and among the Company, IAS Operating Partnership L.P., IAS Asset I LLC and Invesco Advisers Inc. (the "Amendment"). Under the terms of the Amendment, Stockholders' Equity has been amended to exclude (in addition to existing adjustments to Stockholders' Equity) cumulative net realized losses that are not attributable to permanently impaired investments and that relate to investments for which market movement is accounted for in other comprehensive income; provided, however, that such adjustment shall not exceed cumulative unrealized net gains in other comprehensive income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Richard Lee Phegley, Jr.
Richard Lee Phegley, Jr.
Chief Financial Officer

Date: June 15, 2015